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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                            ________________________

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                            ________________________



       Date of Report (Date of earliest event reported) December 14, 1998
                                                        -----------------


                         CENTURY BUSINESS SERVICES, INC.
                         -------------------------------
             (Exact name of registrant as specified in its charter)


           Delaware                                       22-2769024
           --------                                       ----------
(State of other jurisdiction of                          (I.R.S. Employer
incorporation or organization)                           Identification No.)


                                     0-25890
                                     -------
                            (Commission File Number)


                   6480 Rockside Woods Blvd., South, Suite 330
                              Cleveland, Ohio 44131
                    (Address of principal executive offices)
                                   (Zip Code)
       Registrant's telephone number, including area code (216) 447-9000.
                                                          --------------


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Item 5.           Other Events

On December 14, 1998, the Registrant announced the reorganization of its top management team. A copy of the press release is attached as Exhibit 99.1 hereto. In connection with the reorganization, Gregory J. Skoda's position as Executive Vice President was eliminated and he resigned as a Director of the Company.

On December 31, 1998, the Registrant's Board of Directors approved in an Action By Unanimous Written Consent In Lieu of Meeting the addition of 1,500,000 options to the Amended and Restated 1996 Employee Stock Option Plan (the "Plan"), the reservation of 1,500,000 shares of the Registrant's Common Stock for issuance on exercise of such options and the amendment of the Plan to reflect that the total number of shares which may be purchased from the Registrant under the Plan is 4,000,000. A copy of the amended Plan is attached as Exhibit 99.2 hereto.

Item 7.           Exhibits

The following documents are filed as part of this report.

c)     Exhibits

       99.1   Press Release issued by the Registrant on December 14, 1998
       99.2   Amended and Restated 1996 Employee Stock Option Plan



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            CENTURY BUSINESS SERVICES, INC.


Date:   January 12, 1999                    /s/ Charles D. Hamm, Jr.
                                            ---------------------------
                                            Charles D. Hamm, Jr.
                                            Chief Financial Officer





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                                  EXHIBIT INDEX

EXHIBIT
NO.         DESCRIPTION
---         -------------------------------------------------------------

99.1        Press Release issued by the Registrant on December 14, 1998

99.2 Century Business Services, Inc. Amended and Restated 1996 Employee Stock Option Plan